UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of August 1, 2014, Preferred Apartment Communities Operating Partnership, L.P. ("PACOP") entered into a Purchase and Sale Agreement with U.S. Retail Income Fund VI, Limited Partnership ("Fund VI") to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Tampa, Florida ("Barclay"); a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.5 acres in Miami, Florida ("Doral"); and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Charleston, South Carolina ("Sweetgrass") for an aggregate purchase price of approximately $53.6 million, exclusive of acquisition-related and financing-related transaction costs (the "Fund VI Purchase Agreement"). As of August 1, 2014, PACOP also entered into a Purchase and Sale Agreement with U.S. Retail Income Fund VII, Limited Partnership ("Fund VII", and together with Fund VI, collectively "Sellers") to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 11.1 acres in Deltona, Florida near Orlando, Florida ("Deltona"); a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.7 acres in Houston, Texas ("Kingwood"); a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.4 acres in Columbus, Georgia ("Parkway"); and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.0 acres in Atlanta, Georgia ("Powder Springs" and together with Barclay, Doral, Sweetgrass, Deltona, Kingwood and Parkway, each an "Acquired Property" and collectively, the "Acquired Properties") for an aggregate purchase price of approximately $46.8 million, exclusive of acquisition-related and financing-related transaction costs (the "Fund VII Purchase Agreement", and collectively with the Fund VI Purchase Agreement, the "Purchase Agreements"). The Company hereby amends the Current Report on Form 8-K filed on August 4, 2014 reporting events on and after August 1, 2014, to modify Item 1.01 to include the language herein.

On September 12, 2014, PACOP and Sellers amended the Purchase Agreements to, among other things: (1) extend the outside closing date from September 15, 2014 to September 30, 2014; (2) immediately release all of the earnest money to Sellers; (3) limit the defeasance costs paid by Sellers to those costs that would have been incurred if the closing occurred on September 15, 2014; (4) waive the conditions to closing except for the delivery obligations of Sellers at closing under the terms of the Purchase Agreements; and (5) have all representations and warranties of Sellers brought down to September 15, 2014 rather than the actual closing date. Although the Company believes these acquisitions are probable, there can be no assurance that the acquisitions will be consummated.

We received quotes and applications from a variety of lenders to provide a separate non-recourse first mortgage loan on each of the Acquired Properties (the "New Loans") at approximately 65% of the purchase price, or approximately an aggregate of $65 million for all of the Acquired Properties. We have now signed applications and rate lock agreements all the transactions. We expect that each of the New Loans will be non-recourse to the borrower, will mature in five years and will bear interest at a fixed rate of 3.48% per year. However, the New Loan for Sweetgrass is expected to be at a slightly lower leverage point and bear interest at 3.58% per year for a five year term. We expect each of the New Loans will amortize over a 30-year term for the stated term of the New Loans, will only be secured by its respective Acquired Property and there will be no loan guaranties by the Company or PACOP.

We are reviewing the final terms and conditions of the New Loans in the draft loan documents to ensure they meet our needs. Assuming we approve the terms for the New Loans, we would then determine the final structure and cost of our financing. The terms and conditions we have described for the New Loans are based on the terms and conditions quoted in the applications and rate lock agreements we have executed and may change as we negotiate final documentation for each of the New Loans.

The foregoing description of the amendments to the Purchase Agreements is qualified in its entirety by reference to the First Amendment to Purchase and Sale Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2014 and August 11, 2014, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this Current Report on Form 8-K is as of the date of such report. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	First Amendment to Purchase and Sale Agreement between Preferred Apartment Communities Operating Partnership, L.P. and U.S. Retail Income Fund VI, Limited Partnership dated as of September 12, 2014
10.2	First Amendment to Purchase and Sale Agreement between Preferred Apartment Communities Operating Partnership, L.P. and U.S. Retail Income Fund VII, Limited Partnership dated as of September 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 15, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary